UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2015

_____________________________________________
MPLX LP
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2015, the board of directors of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (the “Partnership”), appointed Donald C. Templin to serve as president of the General Partner. This appointment is effective January 1, 2016.

Since March 2015, Mr. Templin, age 52, has served as executive vice president of the General Partner. Prior to serving as executive vice president, Mr. Templin was appointed vice president, chief financial officer and elected a member of the board of directors of the General Partner in June 2012. Mr. Templin will continue to serve on the board of directors of the General Partner.

Since March 2015, Mr. Templin served as executive vice president, supply, transportation and marketing of Marathon Petroleum Corporation (“MPC”), a petroleum refining, marketing and transportation company and the parent of the General Partner. Mr. Templin joined MPC as senior vice president and chief financial officer in June 2011. Prior to joining MPC, Mr. Templin was the managing partner of the audit practice for PricewaterhouseCoopers LLP (“PwC”) in Georgia, Alabama and Tennessee. While at PwC, he completed more than 25 years of providing auditing and advisory services to a wide variety of private, public and multinational companies. Mr. Templin joined PwC in Pittsburgh in 1984. Mr. Templin is a graduate of Grove City College, a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Templin is also a member of the board of directors of Calgon Carbon Corporation.

Effective January 1, 2016, Pamela K. M. Beall will cease to serve as president of the General Partner. Ms. Beall will continue to serve on the board of directors of the General Partner and as executive vice president, corporate planning and strategy of the General Partner.

Ms. Beall, as well as the following executive officers of the General Partner, will report to Mr. Templin in his capacity as President: C. Corwin Bromley, executive vice president, general counsel (chief legal officer) and secretary; Nancy K. Buese, executive vice president and chief financial officer; Gregory S. Floerke, executive vice president and chief commercial officer, MarkWest Assets; John C. Mollenkopf, executive vice president and chief operating officer, MarkWest Operations; and John S. Swearingen, vice president, crude oil and refined products pipelines.

Neither the Partnership, the General Partner nor any of the Partnership’s subsidiaries have employees. MPC has the contractual responsibility for providing the employees and other personnel, including executive officers such as Mr. Templin, necessary to conduct the Partnership’s operations. Effective January 1, 2016, Mr. Templin will assume responsibilities as executive vice president of MPC. Mr. Templin will receive an annual base salary from MPC and is eligible to participate in MPC’s annual cash bonus program and long-term incentive compensation plan, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans. Mr. Templin is also eligible to participate in the Partnership’s long-term incentive compensation plan. Through its affiliates, MPC owns 100% of the General Partner of the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: December 23, 2015	By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and Chief Financial Officer